Exhibit 99.1

CREATIVE REALITIES, LLC
Fairfield, New Jersey

FINANCIAL STATEMENTS

Including Report of Independent Registered Public Accounting Firm

As of and for the Years Ended December 31, 2013 and 2012

CREATIVE REALITIES, LLC

Baker Tilly Virchow Krause, LLP
225 S Sixth St, Ste 2300
Minneapolis, MN 55402-4661
tel 612 876 4500 fax 612 238 8900 bakertilly.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Board of Directors

Creative Realities, LLC

Fairfield, NJ

We have audited the accompanying balance sheets of Creative Realities, LLC as of December 31, 2013 and 2012, and the related statements of operations, member's equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.

Our audits included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Creative Realities, LLC as of December 31, 2013 and 2012 and the results of its operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 9 to the financial statements, on June 26, 2014 the Company entered into a merger agreement with Wireless Ronin Technologies, Inc. ("WRT") in which the Company will become a wholly-owned subsidiary of WRT. The merger closed on August 20, 2014.

As discussed in Note 10 to the financial statements, the financial statements for the year ended December 31, 2012 have been restated.

Minneapolis, Minnesota

August 20, 2014

1

Creative Realities, LLC

(a Delaware limited liability company)

Balance Sheets

December 31, 2013 and 2012 (Restated)

	2013	2012 (Restated)
ASSETS

Current Assets:
Cash and cash equivalents	$108,121	$16,322
Accounts receivable, net of allowance for doubtful accounts of $73,000 and $74,000 as of December 31, 2013 and 2012, respectively	2,348,407	1,873,862
Unbilled receivables	6,327	-
Prepaid expenses	108,601	62,961
Work-in-process and inventories	759,271	131,228
Total current assets	3,330,727	2,084,373
Property and Equipment, net	220,879	380,370
Intangible, net	120,000	180,000
Goodwill	1,361,675	1,361,675
Due from Affiliate	-	243,558
Security Deposit	84,000	84,000
Total assets	$5,117,281	$4,333,976
LIABILITIES AND MEMBERS EQUITY
Current Liabilities:
Accounts payable	$1,938,000	$1,241,844
Accrued expenses	340,755	159,023
Deferred revenues	1,809,076	293,149
Due to Affiliate	215,039	-
Current portion of loan payable	316,667	283,333
Total current liabilities	4,619,537	1,977,349
Deferred Rent	24,969	35,242
Loan Payable - long-term, net of current portion	-	316,667
Total liabilities	4,644,506	2,329,258
Commitments and Contingencies
Members Equity	472,775	2,004,718
Total liabilities and member's equity	$5,117,281	$4,333,976

See Notes to Financial Statements.

2

Creative Realities, LLC

(a Delaware limited liability company)

Statements of Operations

Years Ended December 31, 2013 and 2012 (Restated)

	2013	2012
		(Restated)
Sales:
Hardware and Freight	$5,919,365	$3,977,166
Services and Other	5,652,333	5,646,835
Total sales	11,571,698	9,624,001

Cost of Sales:
Hardware and Freight	3,634,073	3,678,329
Services and Other	6,926,723	5,161,823
Total costs of sales	10,560,796	8,840,152

Gross profit	1,010,902	783,849
Expenses:
Sales and marketing expenses	905,524	994,792
General and administrative expenses	2,624,472	2,268,632
Bad debt	-	56,329
Depreciation and amortization	295,153	269,104
Total expenses	3,825,149	3,588,857
Operating loss	(2,814,247)	(2,805,008)
Other Expenses:
Interest expense, net	33,432	37,283
Total other expenses	33,432	37,283
Loss before income tax expense	(2,847,679)	(2,842,291)
Income Tax Expense
Net loss	$(2,847,679))	$(2,842,291)

See Notes to Financial Statements.

3

Creative Realities, LLC

(a Delaware limited liability company)

Statements of Changes in Members Equity (Deficiency)

Years Ended December 31, 2013 and 2012 (Restated)

Members deficit, December 31, 2011 (Restated)	$(6,264,014)
Conversion of related party advances into members equity (Note 6)	11,111,023
Net loss (Restated)	(2,842,291)
Members equity, December 31, 2012 (Restated)	2,004,718
Conversion of related party advances into members equity (Note 6)	1,315,736
Net loss	(2,847,679)
Members equity, December 31, 2013	$472,775

See Notes to Financial Statements.

4

Creative Realities, LLC

(a Delaware limited liability company)

Statements of Cash Flows

Years Ended December 31, 2013 and 2012 (Restated)

	2013	2012
		(Restated)
Cash Flows From Operating Activities:
Net loss	$(2,847,679)	$(2,842,291)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	295,153	269,104
Bad debt expense	-	56,329
(Increase) decrease in operating assets:
Accounts and unbilled receivables	(480,873)	(28,285)
Due from (to) affiliate	458,596	(243,558)
Prepaid expenses, work-in-process and inventories	(673,683)	625,653
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	867,617	(790,110)
Deferred revenues	1,515,927	293,149
Net cash used in operating activities	(864,942)	(2,660,009)
Cash Flows From Investing Activities:
Purchases of property and equipment	(75,662)	(58,469)
Net cash used in investing activities	(75,662)	(58,469)
Cash Flows From Financing Activities:
Repayments of loan payable	(283,333)	-
Advances from affiliate	1,315,736	2,415,929
Net cash provided by financing activities	1,032,403	2,415,929
Net increase (decrease) in cash and cash equivalents	91,799	(302,549)
Cash and cash equivalents:
Beginning	16,322	318,871
Ending	$108,121	$16,322
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$33,440	$26,775
Supplemental Disclosure of Noncash Financing Activities:
Conversion of related party advances to member's equity	$1,315,736	$11,111,023

See Notes to Financial Statements.

5

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Note 1. Summary of Business and Significant Accounting Policies

Nature of the Company's Business: Creative Realities, LLC (the "Company" or "CR") is a marketing technology firm specializing in design concepts, engineering, fabrication, and installation of high-tech systems for personalized themed environments. The Company emphasizes branded, immersive, and creative ideas for companies and organizations in the retail, hospitality, financial and entertainment industries located throughout the United States. The Company is wholly-owned by Slipstream Funding, LLC whose parent is Slipstream Communications, LLC ("SSC" or the "Parent"). SSC acquired the Company on July 31, 2008. The Company has offices located in New Jersey and New York.

Revenue Recognition: Revenues consist of contracted services including defining customer needs and wants, development, design, deployment and delivery (service) of digital marketing environments. The Company recognizes revenue in accordance with Accounting Standards Codification ("ASC") 605-10-599, Revenue Recognition, ASC 605-25, Accounting for Revenue Arrangements with Multiple Deliverables, and ASC 605910, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. The

Company recognizes revenue when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred, which is when product title transfers to the customer, or services have been rendered; (iii) customer payments are fixed or determinable and free of contingencies and significant uncertainties; and (iv) collection is reasonably assured. If it is determined that collection of a fee is not reasonably assured, the Company defers the revenue and recognized it at the time collection becomes reasonably assured, which is generally upon receipt of cash payment.

Revenues for services are recognized when the underlying service is delivered or performed pursuant to the terms of each arrangement. When the fair value of an undelivered element cannot be determined, the Company defers revenue for the delivered elements until the undelivered elements are delivered. The Company also conducts an analysis of its pricing and collection risk, among other tests, to determine whether revenue should be reported on a gross or net basis. Payments received in advance of delivery, provision of services, or shipment is deferred until earned.

Revenues from the design and creation of marketing environments are recorded on the basis of the proportionate performance method. The Company estimates the status of individual contracts commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. The revenue recognized is the percentage of estimated total revenue based on the ratio of incurred costs to date to estimated total costs including estimated costs to complete. At the time a loss on any contract becomes known, the entire amount of the estimated ultimate loss on the contract is recorded.

Unbilled receivables are a normal part of the Company's business as some receivables are invoiced in the month following shipment or completion of services. The Company's policy is to present any taxes imposed on revenue-producing transactions on a net basis.

Multiple-Element Arrangements: The Company enters into arrangements with customers that include a combination of software products, system hardware, maintenance and support, or installation and training services. The Company allocates the total arrangement fee among the various elements of the arrangement based on the relative fair value of each of the undelivered elements determined using the relative selling price ("RSP") method for each unit of accounting based first on Vendor Specific Objective Evidence ("VSOE") if it exists, second on third-party evidence ("TPE") if it exists, and on estimated selling price ("ESP") if neither VSOE or TPE of selling price of the Company's various applicable tangible products containing essential software products and services.

6

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Note 1. Summary of Business and Significant Accounting Policies (Continued)

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company evaluates its significant estimates on an ongoing basis, including, but not limited to, goodwill, intangible asset, revenue recognition, accounts receivable, and accruals. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Cash and Cash Equivalents: The Company considers all highly liquid investments available for current use with an initial maturity of three months or less to be cash. As of December 31, 2013 and 2012, the Company had $88,423 and $0, respectively, invested in a commercial paper sweep account.

Accounts Receivable and Allowance for Doubtful Accounts: The Company's unsecured accounts receivable are customer obligations due under normal trade terms, carried at their face value less an allowance for doubtful accounts. The Company determines its allowance for doubtful accounts based on the evaluation of the aging of its accounts receivable and on a customer-by-customer analysis of its high-risk customers. The Company's reserves contemplate its historical loss rate on receivables, specific customer situations and the economic environments in which the Company operates. The Company determines past due accounts receivable on a customer basis. Accounts receivable are written off after all collection efforts have failed.

Prepaid Expenses: The Company's prepaid expenses consist of marketing initiative expenses and insurance, which are amortized ratably over the term of the respective agreements.

Work-In-Process and Inventories: The Company's work-in-process is inventory and inventories valued at the lower of cost (actual cost method) or market; cost is determined on the first-in, first-out method. Inventory is net of an allowance for obsolescence, which was $244,385 and $195,382 as of December 31, 2013 and 2012, respectively. Inventories were $82,225 and $131,228 as of December 31, 2013 and 2012, respectively. Work-in process represents costs and earnings in excess of billings for each period and was $677,046 and $0 as of December 31, 2013 and 2012, respectively.

Fair Value of Financial Instruments: Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability.

7

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Note 1. Summary of Business and Significant Accounting Policies (Continued)

The three levels of the fair value hierarchy under the Fair Value Measurements Topic are described below:

Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets and liabilities in active markets and quoted prices for identical or similar assets and liabilities in markets that are not active.

Level 3:	Unobservable inputs that reflect the Company's own assumptions.

"FASB ASC 820-10," Fair Value Measurements and Disclosures, requires disclosure of the estimated fair value of an entity's financial instruments. Such disclosures, which pertain to the Company's financial instruments, do not purport to represent the aggregate net fair value of the Company. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short maturity of those instruments. The fair value of the loan payable approximates carrying value based on the interest rates in the agreement compared to current market interest rates.

Property and Equipment: Leasehold improvements, furniture, fixtures and equipment are carried at cost, less accumulated depreciation and amortization. Furniture, fixtures and equipment are depreciated on a straight-line basis over the estimated useful lives of between five and seven years. The cost of leasehold improvements is being amortized using the straight-line method over the shorter of the lease term or asset life.

Income Taxes: The Company's tax structure is a limited liability corporation and, as such, any profit or loss from the Company flows directly to its member who is then responsible to pay any federal or state income tax. The Company is only responsible for paying any minimum business and filing income tax costs.

The Company accounts for uncertainty in income taxes. The measurement and disclosure principles of the standard normally do not affect the financial statements of an entity that is not subject to income tax. As it relates to the Company, additional income taxes due to an adjustment to income or disallowed deductions generally would be imposed on the member rather than the Company itself. However, there are certain exceptions where the Company would bear the burden of an uncertain tax position.

With few exceptions, the Company is no longer subject to U.S. federal, state or local income tax examinations by tax authorities for the years before 2010. The Company is not currently under examination by any taxing jurisdiction. In the event of any future tax assessments, the Company has elected to record the income taxes and any related interest and penalties as income tax expense on the Company's statement of operations.

Goodwill and Indefinite-Lived Intangible Assets: The Company follows the provisions of ASC 350, Goodwill and Other Intangible Assets. Pursuant to ASC 350, goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually using a measurement date of September 30 (see Note 2).

8

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Note 1. Summary of Business and Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets: In accordance with ASC 360, long-lived assets such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Concentration of Credit Risk: The Company maintains cash balances in major financial institutions in the United States. At times, the balances exceed Federal Deposit Insurance Corporation insured amounts.

The Company had two and two customers that accounted for 44% and 25% of accounts receivable as of December 31, 2013 and 2012, respectively.

The Company had three and two customers that accounted for 54% and 54% of revenue for the years ended December 31, 2013 and 2012, respectively.

Reclassifications: Certain reclassifications were made to the 2012 financial statements to conform to the 2013 presentation with no effect on net loss or member's equity.

Subsequent Events: The Company has evaluated subsequent events through August 20, 2014, the date the financial statements were available for issuance.

Recent Accounting Pronouncements: In May 2014, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers, to clarify the principles used to recognize revenue for all entities. The guidance is effective for annual and interim periods beginning after December 15, 2017. Early adoption is not permitted except as defined in the ASU. The Company will evaluate the effects, if any, adoption of this guidance will have on the Company's financial statements.

In April 2014, the FASB issued ASU No. 2014-08, Reporting Discontinued Operations and Disposals of Components of an Entity, which changes the criteria for determining which disposals can be presented as discontinued operations and modifies related disclosure requirements. The guidance is effective for annual and interim periods beginning after December 15, 2014, with early adoption permitted. The Company will evaluate the effects, if any, adoption of this guidance will have on the Company's financial statements.

Note 2. Intangible Assets

The Company's goodwill value is $1,361,675 as of both December 31, 2013 and 2012. In accordance with ASC 350, the Company tests for goodwill impairment at least annually. Determining the fair value of a reporting unit under the first step of the goodwill impairment test and determining the fair value of individual assets and liabilities of a reporting unit (including unrecognized intangible assets) under the second step of the goodwill impairment test is judgmental in nature and often involves the use of significant estimates and assumptions. Similarly, estimates and assumptions are used in determining the fair value of other intangible assets. The Company estimated the fair value based on a revenue multiple.

9

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Note 2. Intangible Assets (Continued)

This approach uses significant estimates and assumptions including determination of appropriate market comparables. These estimates and assumptions could have a significant impact on whether or not an impairment charge is recognized and also the magnitude of any such charge. As a result of its annual impairment analysis at September 30, there was no impairment expense for the years ended December 31, 2013 and 2012.

The Company's intangible assets also consist of trade names that are amortized over five years using the straight-line method. The amortization expense was $60,000 for both the years ended December 31, 2013 and 2012. Accumulated amortization was $180,000 and $120,000 as of December 31, 2013 and 2012, respectively. The Company's trade name value was $120,000 and $180,000 as of December 31, 2013 and 2012, respectively. There was no impairment charge recorded for the years ended December 31, 2013 and 2012. The estimated amortization is $60,000 for the years ending December 31, 2014 and 2015.

Note 3. Property and Equipment

A summary of property and equipment as of December 31, 2013 and 2012 is as follows:

	2013	2012

Furniture, fixtures, and equipment	$1,180,115	$1,104,453

Less accumulated depreciation and amortization	(959,236)	(724,083)

	$220,879	$380,370

Depreciation and amortization expense amounted to $235,153 and $209,104 for the years ended December 31, 2013 and 2012, respectively.

10

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Note 4. Loans Payable

On November 2, 2009, CR obtained a line of credit from JPMorgan Chase Bank, N.A. in the amount of $5,000,000. The credit line matured on September 30, 2010 and the remaining balance due in the amount of $2,900,000 was divided into two replacement notes, a Line Replacement Note (the "Line Note") for $600,000 and a Term Replacement Note (the "Term Note") for $2,300,000, in accordance with a Note Modification Agreement entered into on November 19, 2010. Each of the replacement notes matured on October 31, 2011. The Line Note was extended to October 2014 and the Term Note was paid off. At December 31, 2013 and 2012, the outstanding balance on the Line Note was $316,667 and $600,000, respectively. Interest on both replacement notes is calculated at the CB Floating Rate plus the Applicable Margin, as defined in the Notes Modification Agreement. The interest rate for the Line Note was 5.25% and 4.27% at December 31, 2013 and 2012, respectively. Interest expense amounted to $33,440 and $26,775 for the years ended December 31, 2013 and 2012, respectively. The principal reduction payments are payable in monthly installments of $15,000 beginning on January 15, 2013, $5,000 beginning on February 1, 2013 and on the first day of the next two months, and $31,667 on May 1, 2013 through maturity. The Loan is secured by all the assets of the Company. The weighted average borrowings were $486,923 and $600,000 and the average interest rate was 6.87% and 4.46% in 2013 and 2012, respectively.

Note 5. Commitments and Contingencies

Leases: Future minimum lease payments under leases with initial or remaining noncancelable lease terms in excess of one year as of December 31, 2013 are as follows:

Year ending December 31,
2014	$449,872
2015	245,264
2016	251,725
2017	258,187
2018	264,648
Thereafter	466,387
$1,936,083

Rent expense totaled $413,131 and $587,170 for the years ended December 31, 2013 and 2012, respectively, and is included in General and Administrative expenses. See Note 6 for related party transactions.

Litigation: From time to time, the Company is involved in various disputes and litigation matters that arise in the ordinary course of business. These may include disputes and lawsuits related to intellectual property, licensing, contract law, distribution arrangements and employee relations matters. Periodically, the Company reviews the status of significant matters if any exist and assesses its potential financial exposure. If the potential loss from any claim or legal claim is considered probable and the amount can be estimated, the Company accrues a liability for the estimated loss at the low end of the range. Legal proceedings are subject to uncertainties, and the outcomes are difficult to predict. Because of such uncertainties, accruals are based only on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to pending claims and litigation.

11

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Note 6. Related Party Transactions

CR was obligated under a noncancelable operating lease for office space owned by Ben Mur LLC, a single-member limited liability company wholly-owned by the former owner of CR. The terms of the lease were for 10 years beginning July 1, 2008 and ending June 30, 2018. As of December 9, 2012, ownership of the office was transferred to the Parent. The noncancelable operating lease between the Company and Ben Mur, LLC was terminated as a result of this transfer. Net rental expenses under this lease, included in occupancy expense, totaled $186,115 for the year ended December 31, 2012.

At December 31, 2013, CR had a balance due to affiliate totaling $215,039. At December 31, 2012, there was a receivable balance due from an affiliate in the amount of $243,558. At December 31, 2013 and 2012, the Parent converted into member's equity certain amounts that were previously classified as due to Affiliate on the balance sheet. The remaining receivable balance represents various services provided by the Company to an affiliate. The amounts due from the affiliate do not have specific repayment dates and do not bear any interest.

Note 7. Profit-Sharing Plan

The Company participates in the Parent's salary arrangement plan as defined in Section 401(k) of the Internal Revenue Code for all full-time employees meeting minimum age requirements. Employees may elect to defer a portion of their salaries, subject to percentage and dollar limits. Employer contributions are determined at the discretion of the Parent for each plan year. The total amounts contributed per employee may range from 0% to 25% of compensation. The Parent provided no discretionary contributions to the plan for 2013 and 2012.

Note 8. Subsequent Events

On February 6, 2014, the Company entered into a six-year operating lease. The lease provides for a six-month rent abatement in the first 12-months. The lease commenced on June 1, 2014 when all material construction work was completed. On June 2, 2014 the Company terminated its previous lease for an early termination fee of $84,000. Pursuant to signing the lease the Company's parent (Slipstream Funding, LLC) agreed to provide a $440,000 security deposit and prepay $200,000 in rent to reduce the first 48-rent payments at a rate of $4,167 per payment. Slipstream Funding, LLC charged Creative Realities a total of $12,500 in 2013 for rent reductions.

12

Creative Realities, LLC

 (a Delaware limited liability company)

Notes to Financial Statements

Note 8. Subsequent Events (Continued)

The Future minimum lease payments under the lease were as follows:

Year Ending December 31,
2014	$32,665
2015	196,806
2016	201,726
2017	206,769
2018	211,938
Thereafter	291,152
$1,141,056

On July 31, 2014 the Company's parent agreed to transfer $2,125,774 of the Company's indebtedness in Creative Realities, LLC Member's Equity. This amount includes $232,798 of indebtedness to gyro, LLC, included on the Balance Sheet as "Due to affiliate".

Note 9. Liquidity

For the years ended December 31, 2013 and 2012, the Company had a net loss of $2,847,679 and $2,842,291, and a negative cash flow from operations of $864,942 and $2,660,009, respectively. Historically the Company has had continuing operating losses, negative cash flows from operations and working capital deficiencies. As of July 31, 2014, the Company had $758,192 of cash on hand.

On June 26, 2014 the Company entered into an Agreement and Plan of Merger ("the Merger") with Wireless Ronin Technologies, Inc. ("WRT") by which the Company will become a wholly-owned subsidiary of

WRT. The effective date of the Merger is August 20, 2014 and subsequent to closing, the Company will not exist as a stand-alone reporting entity. Subsequent operations of the Company will be consolidated with those of WRT. The Company has sufficient cash to continue operations through the date of the Merger.

13

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Note 10. Correction of Errors in Comparative Financial Statements — Errors to First Year Presented in the Comparative Financial Statements and to Prior Year

The Company has restated its previously issued 2012 financial statements for matters related to the following previously reported items: Sales, inventory and costs of sales, intangibles and goodwill and amortization expense, bad debt, interest and general & administrative expenses. The accompanying financial statements for 2012 have been restated to reflect the corrections. Also, member's equity at January 1, 2012, was decreased by ($4,839,806) as a result of the following adjustments:

Inventory reserve	$40,099
Intangible asset	(1,360,000)
Goodwill	(4,099,673)
Sales	(77,680)
Bad debt expense	26,430
General & administrative expenses	631,018
$(4,839,806)

The most significant adjustment impacting member's equity as of December 31, 2011 was an impairment charge on goodwill and intangible assets. The Company performed an updated Step 1 impairment analysis as of September 30, 2010 in which we concluded that the carrying value of the Company exceeded the fair value. As a result, the Company performed the Step 2 impairment test in which we identified the implied value of goodwill as compared to the carrying value of goodwill. The difference was $4,099,673 and was recorded as goodwill impairment expense during 2010 and is reflected in December 31, 2011 member's equity. Additionally, the Company determined that the carrying value of the indefinite lived trade name exceeded its fair value by $1,360,000 and the difference was recorded during 2010 as impairment expense. The Company also determined that the trade name had a useful life of five years and would be amortized using the straight line method over that period.

The second most significant adjustment impacting December 31, 2011 member's equity was a true up of a sales tax accrual which was recorded in 2012 but should have been recorded prior to December 31, 2011 The amount of the adjustment was $477,396 and it is included in the general and administrative expenses above.

14

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Note 10. Correction of Errors in Comparative Financial Statements — Errors to First Year Presented in the Comparative Financial Statements and to Prior Year (Continued)

The following is a summary of the restatements for 2012:

Sales	$18,528
Inventory reserve	147,951
Interest expense to distribution	(40,949)
Bad debt expense	(47,570)
General & administrative expenses	631,018
Amortization expense	60,000
Total increase in 2012 net loss	$768,978

The most significant adjustment impacting the net loss in 2012 is the adjustment to the sales tax payable accrual as noted in the 2011 restatement description.

The effect on the Company's previously issued 2012 financial statements is summarized as follows:

Balance Sheet as of December 31, 2012

	Previously Reported	Increase (Decrease)	Restated
Current Assets	$2,214,433	$(130,060)	$2,084,373
Other Assets	7,769,276	(5,519,673)	2,249,603
Total Assets	$9,983,709	$(5,649,733)	$4,333,976

Current Liabiliies	$2,012,591	$-	$2,012,591
Other Liabilities	316,667	-	316,667
Total Liabilities	2,329,258		2,329,258
Member's Equity	7,654,451	(5,649,733)	2,004,718

Total Liabilities and Member's Equity	$9,983,709	$(5,649,733)	$4,333,976

15

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Note 10. Correction of Errors in Comparative Financial Statements — Errors to First Year Presented in the Comparative Financial Statements and to Prior Year (Continued)

Statement of Operations for the Year Ended December 31, 2012

	Previously Reported	Increase (Decrease)	Restated
Sales	$9,642,529	$(18,528)	$9,624,001
Cost of sales	8,692,200	147,952	8,840,152
Gross Profit	950,329	(166,480)	783,849
Sales and marketing expenses	994,792	-	994,792
General and administrative expenses	1,637,614	631,018	2,268,632
Bad debt	103,900	(47,571)	56,329
Depreciation and amortization	209,104	60,000	269,104
Total expenses	2,945,410	643,447	3,588,857
Operating loss	(1,995,081)	(809,927)	(2,805,008)
Other Expenses:
Interest expense, net	78,232	(40,949)	37,283
Total other expenses	78,232	(40,949)	37,283
Loss before income tax expense	(2,073,313)	(768,978)	(2,842,291)
Income Tax Expense	-	-	-
Net loss	$(2,073,313)	$(768,978)	$(2,842,291)

Statement of Changes in Member's Equity (Deficit) for the Year Ended December 31, 2012

	Previously Reported	Increase (Decrease)	Restated
Member's deficit, December 31, 2011	$(1,424,207)	$(4,839,807)	$(6,264,014)
Conversion of related party advances into member's equity	11,151,971	(40,948)	11,111,023
Net loss	(2,073,313)	(768,978)	(2,842,291)
Member's equity (deficit), December 31, 2012	$7,654,451	$(5,649,733)	$2,004,718

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Creative Realities, LLC

(a Delaware limited liability company) Notes to Financial Statements

Note 11. Reclassifications

Certain reclassifications have been made to the prior year's financial statements to conform to the current year presentation. These reclassifications had no additional effect on previously reported results of operations or retained earnings.

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